EXHIBIT 17.1


                                  RESIGNATION


I hereby resign all positions I hold with U.S. Telesis Holdings, Inc. including without limitation as Chief Financial Officer and as a Director, effective as of June 23, 2005.


                                         /s/ Nicholas C. Rigopulos
                                         -------------------------
                                             Nicholas C. Rigopulos


Dated: June 23, 2005